                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                              QUANTUM CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              QUANTUM CORPORATION
                             500 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035

                             INFORMATION STATEMENT

TO THE STOCKHOLDERS OF QUANTUM CORPORATION:

     NOTICE IS HEREBY GIVEN that the Board of Directors of Quantum Corporation, a Delaware corporation (the "Company"), has unanimously approved an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 150,000,000 to 500,000,000 shares. In order for such amendment to become effective, the amendment must be approved by a majority of the Company's stockholders. The purpose of this Information Statement is to solicit such approval by written consent. The amendment to the Company's Certificate of Incorporation will be filed with the Secretary of State of Delaware on or about April 29, 1997, if the Company's stockholders authorize this action through their written consent prior to such time.

     Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of the proposed action and to provide or withhold their written consent to the amendment of the Company's Certificate of Incorporation.

                                                 By Order of the Board of
                                                 Directors

                                                 Richard L. Clemmer
                                                 Executive Vice President,
                                                 Finance and Chief Financial
                                                 Officer

Milpitas, California
April 7, 1997

YOUR CONSENT IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING WRITTEN CONSENT OF STOCKHOLDERS BY APRIL 28, 1997.

THE FORM OF CONSENT TO BE COMPLETED DOES NOT CONSTITUTE A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             INFORMATION STATEMENT
                                       OF

                              QUANTUM CORPORATION
                             500 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035

                         INFORMATION CONCERNING VOTING

     This Information Statement and the accompanying stockholder's written consent (the "Written Consent") are being furnished to the stockholders of Quantum Corporation (the "Company") in connection with a proposal by the Company's Board of Directors to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 to 500,000,000 shares. The Written Consent is solicited by the Board of Directors of the Company and provides that a stockholder who signs the Written Consent and mails it as directed will be counted as consenting to the proposed amendment if the Written Consent is received before the close of business on April 28, 1997.

PROCEDURAL MATTERS

     These materials are being mailed on or about April 7, 1997. Only stockholders of record on April 4, 1997 are entitled to a notice of and to consent or withhold consent to the proposed amendment of the Company's Certificate of Incorporation. On that date, 65,432,751 shares of Common Stock, $0.01 par value (the "Common Stock") were outstanding and entitled to consent.

     Before the amendment of the Certificate of Incorporation can become effective, holders of a majority of the Company's outstanding Common Stock must provide their written consent to such amendment. Stockholders authorizing the increase in the number of authorized shares of Common Stock are asked to sign and return the Written Consent by April 28, 1997. Each stockholder is entitled to one vote for each share of Common Stock for purposes of the Written Consent. Any consent may be revoked in writing at any time, provided such written revocation is received by the Secretary of the Company prior to the close of business on April 28, 1997. If holders of a majority of the Company's outstanding Common Stock provide consent, the amendment of the Company's Certificate of Incorporation is expected to become effective on or about April 29, 1997, upon the filing of the amendment with the Secretary of State of Delaware.

COST OF SOLICITING CONSENTS

     The cost of soliciting consents in the accompanying form has been, or will be, borne by the Company. In addition to solicitation by mail, the Company requests banks, brokers and other custodians, nominees and fiduciaries to send Information Statements to the beneficial owners and to secure their instructions as to the Written Consents. The Company will reimburse them for their reasonable solicitation expenses.

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO INCREASE SHARES OF AUTHORIZED COMMON STOCK

     In January 1997, the Board of Directors of the Company (the "Board") unanimously adopted a resolution approving an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 150,000,000 to 500,000,000 shares (the "Amendment"). Each additional share of Common Stock authorized by the Amendment when issued will have the same rights and privileges as each share of Common Stock currently authorized or outstanding.

RECOMMENDATION

     The Board believes it is in the best interest of the Company to increase the authorized number of shares of Common Stock to the proposed level to provide a reserve of shares available for future issuance as various business needs and opportunities arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits in the form of stock dividends. Specifically, if the Amendment is authorized, the Board intends to declare a two-for-one stock split in the form of a stock dividend provided that market conditions, including the price of the Company's Common Stock at the time the stockholders approve the Amendment, make such stock split appropriate and in the best interest of the Company. The additional shares of Common Stock authorized may also be used to acquire or invest in complimentary businesses or products or to obtain the right to use complementary technologies. Each of these actions could individually, and will together, require that the Company have more than 150,000,000 shares of Common Stock currently authorized for issuance. The Board believes it would be advantageous to the Company to have such additional shares of Common Stock available now, so that the Company can prevent the delay of calling a special meeting of stockholders at the time the additional shares become necessary.

     If the Amendment is authorized, the Board will have the authority to issue the additional shares of Common Stock without further action by the stockholders, except as provided under applicable rules and regulations. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issuance of Common Stock in order to maintain their proportionate ownership interest. In addition, the issuance of additional shares of Common Stock in certain transactions and under certain circumstances could have the effect of discouraging a hostile attempt to acquire control of the Company. For example, additional shares of Common Stock could be sold to persons, groups or entities known to be favorable to management or the Board. The issuance of additional shares of Common Stock could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such person or entity not to be in the best interest of the Stockholders of the Company. The Board is not aware of any present effort by any person or entity to accumulate the Company's securities or to obtain control of the Company.

REQUIREMENT FOR STOCKHOLDER APPROVAL

     A majority of the shares of Common Stock issued and outstanding as of the Record Date is required to approve the proposed amendment to the Certificate of Incorporation, as described above. Upon receipt of such majority approval, the amendment of the Company's Certificate of Incorporation is expected to become effective on or about April 29, 1997, upon the filing of the amendment with the Secretary of State of Delaware.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 7, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) all individuals serving as the Company's Chief Executive Officer during fiscal year 1996 and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end and (iv) all directors and executive officers as a group.

                                                                     APPROXIMATE PERCENTAGE
                         NAME                   AMOUNT OWNED                 OWNED
        --------------------------------------  ------------         ----------------------
        FMR Corp..............................    7,744,501(1)                11.84%
          82 Devonshire Street
          Boston, MA 02109-3014
        Sanford C. Bernstein..................    3,878,903                    5.93%
          767 Fifth Avenue
          New York, NY 10153
        J.P. Morgan & Company, Inc............    3,704,144(2)                 5.66%
          60 Wall Street
          New York, New York 10260
        Capital Research and Management.......    3,433,020(3)                 5.25%
          333 S. Hope Street
          Los Angeles, CA 90071
        Franklin Templeton Group..............    3,330,000                    5.09%
          777 Mariners Island Blvd.
          San Mateo, CA 94404
        Stephen M. Berkley....................      346,729(4)                    *
        David A. Brown........................       45,312(5)                    *
        Michael A. Brown......................      368,149(6)                    *
        Robert J. Casale......................       27,500(7)                    *
        Edward M. Esber, Jr...................       35,000(8)                    *
        Kenneth Lee...........................      238,669(9)                    *
        William J. Miller.....................           --                       *
        William F. Roach......................           --(10)                   *
        Joseph T. Rodgers.....................      147,567(11)                   *
        Steven C. Wheelright..................       31,125(12)                   *
        All directors and executive officers
          as a group..........................    1,409,394(13)                2.11%

---------------

  *  Less than 1%

 (1) Amount based upon the most recent available Form 13G filing with the Securities and Exchange Commission on February 12, 1997.

 (2) Includes 19,195 shares subject to the Convertible Subordinated Debenture due March 1, 2003.

 (3) Amount based upon the most recent available Form 13G filing with the Securities and Exchange Commission on February 14, 1997.

 (4) Represents 310,831 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

 (5) Represents 45,312 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

 (6) Represents 363,375 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

 (7) Represents 27,500 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

 (8) Represents 15,000 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

 (9) Represents 221,566 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

(10) Amount based upon most recent available Form 4 filed with the Securities and Exchange Commission in July 1996.

(11) Represents 114,045 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter. Amount based upon most recent available Form 4 filed with the Securities and Exchange Commission in February 1996.

(12) Represents 31,125 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.

(13) Represents 1,290,735 shares subject to stock options exercisable at March 7, 1997 or within sixty (60) days thereafter.